SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2024

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COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COEP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one-half of one share of Common Stock for $11.50 per whole share	COEPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2024, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also entered into a Registration Rights Agreement with Yorkville pursuant to which it will register the resale of shares of Common Stock issued to Yorkville pursuant to the SEPA. Sales of the shares of Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA, except in connection with notices that may be submitted by Yorkville in certain circumstances as described below.

Each advance (each, an “Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Common Stock up to such amount as is equal to 100% of the average daily volume traded of the Common Stock during the five trading days immediately prior to the date the Company requests each Advance. The shares of Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the Nasdaq Stock Market (“Nasdaq”) during regular trading hours as reported by Bloomberg L.P.

The SEPA will automatically terminate on the earliest to occur of (i) December 1, 2027, provided that the Yorkville Note (described below) has been fully repaid or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Yorkville Note (described below). The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of Common Stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of Common Stock outstanding on the date of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

In connection with the execution of the SEPA, the Company paid a diligence fee (in cash) to Yorkville in the amount of $25,000. Additionally, the Company agreed to pay a commitment fee of $200,000 to Yorkville, payable as follows: (i) $80,000 payable when the SEPA was entered into, in the form of the issuance of 400,000 shares of Common Stock, representing $80,000 divided by the closing price as of the trading day immediately prior to the date of the SEPA, and (ii) $120,000 payable in cash or by way of an Advance on the on the date upon which the Company has first received Advances in the aggregate amount of $5,000,000.

Additionally, Yorkville agreed to advance to the Company, in exchange for a convertible promissory note (the “Yorkville Note”), an aggregate principal amount of $1,304,758. Interest shall accrue on the outstanding balance of the Yorkville Note at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Yorkville Note. The maturity date of the Yorkville Note is November 1, 2025. Yorkville may convert the Yorkville Note into shares of Common Stock at any time at a conversion price equal to the lower of (i) $1.00 (the “Fixed Price”) or (ii) a price per share equal to 95% of the lowest daily VWAP during the 5 consecutive trading days immediately prior to the conversion date of the Yorkville Note (the “Variable Price”), but which Variable Price shall not be lower than a floor price of $0.04 (the “Floor Price”).

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At any time while the SEPA is in place that there is a balance outstanding under the Yorkville Note, Yorkville may deliver to the Company a notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Common Stock to Yorkville pursuant to an Advance. Yorkville may select the amount of the Advance in an amount not to exceed the balance owed under the Yorkville Note outstanding on the date of delivery of such Investor Notice. The shares will be issued and sold to Yorkville pursuant to an Investor Notice at a per share price equal to the Conversion Price that would be applicable to the amount of the Advance selected by Yorkville if such amount were to be converted as of the date of delivery of the Investor Notice. Yorkville will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by Yorkville against an amount outstanding under the Yorkville Note.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Common Stock is less than the Fixed Price.

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, or (ii) the Company has issued in excess of 99% of the shares of Common Stock available under the Exchange Cap. Within seven trading days of an Amortization Event, the Company will be obligated to make monthly cash payments in an amount equal to the sum of (i) $250,000 of principal of the Promissory Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium of 5% in respect of such Amortization Principal Amount, plus (iii) accrued and unpaid interest thereunder. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) if the Amortization Event is due to the Floor Price, the daily VWAP is greater than the 110% of the Floor Price for a period of seven consecutive trading days, and (b) if the Amortization Event is due to the Exchange Cap, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/ or the Exchange Cap no longer applies, in either case unless a subsequent Amortization Event occurs.

The Company will control the timing and amount of any sales of shares of Common Stock to Yorkville, except with respect to Investor Advances. Actual sales of shares of Common Stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its shares of common stock to Yorkville. The Company expects that any proceeds received from such sales to Yorkville will be used for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of each of the SEPA, the Yorkville Note and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the SEPA, the Yorkville Note and the Registration Rights Agreement, respectively, each of which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. Statements that are not historical facts, including statements about the pending transactions and matters described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the SEPA and the transactions contemplated thereunder, including the anticipated benefits of the proposed transactions, expected use of proceeds, anticipated future financial and operating performance and results, including estimates for growth, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Standby Equity Purchase Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd.
10.2	Form of Convertible Promissory Note issued to YA II PN, Ltd.
10.3	Registration Rights Agreement, dated November 1, 2024, between Coeptis Therapeutics Holdings, Inc. and YA II PN, Ltd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics Holdings, Inc.

Date: November 6, 2024	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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